Exhibit 99.5

FORM OF

BENEFICIAL OWNER ELECTION FORM

ON TRACK INNOVATIONS, LTD.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the rights offering (the “Rights Offering”) by On Track Innovations, Ltd., an Israeli company (the “Company”), of non-transferable subscription rights (the “Subscription Rights”) to purchase ordinary shares (“Shares”) of the Company, NIS 0.10 par value (“Ordinary Shares”).

This will instruct you whether to exercise Subscription Rights to purchase Shares distributed with respect to the Ordinary Shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus. (Check the applicable boxes and provide all required information.)

☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for Shares.

☐ Please EXERCISE SUBSCRIPTION RIGHTS for Shares as set forth below:

		Per Share
No. of Shares		Subscription Price		Payment
Basic Subscription Right	x	$0.174	$
Over-Subscription Privilege	x	$0.174	$
		Total Payment Required	$

If you spoke with a broker who solicited such exercise, please indicate the name of the person you spoke with: __________________

☐ Payment in the following amount is enclosed $ ________________ (must match Total Payment Required above)

☐ Please deduct payment from the following account maintained by you as follows:

Type of Account: _________________________________________________________________

Account Number: _________________________________________________________________

Amount to be deducted: ____________________________________________________________

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, on under whose directions, I am (we are) signing this form:

●	Irrecovably elect to purchase the number of Shares indicated above upon the terms and conditions specified in the Prospectus; and

●	Agree that if I (we) fail to pay for the Shares I (we) have elected to purchase, the exercise will be invalid.

Signature:

Name:

Title:

Address:

Telephone:

Date:	____________________________, 2021